SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported) June 19, 1996





                                THE PANTRY, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                        33-72574                                 56-1574463
         (State or other jurisdiction                   (Commission File No.)                      (I.R.S. Employer
             of incorporation)                                                                  Identification Number)

                1801 Douglas Drive, Sanford, North Carolina 27330
                    (Address of principal executive offices)


                                 (919) 774-6700
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)










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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On June 19, 1996, the Board of Directors of The Pantry, Inc. dismissed Price Waterhouse LLP as its independent accountants and engaged Deloitte & Touche LLP as its new principal independent accountants. Neither of Price Waterhouse LLP's reports on the financial statements of The Pantry, Inc. for the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through June 19, 1996, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused Price Waterhouse LLP to make reference thereto in their report on the financial statements for such years.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         The following exhibit required by item 601 of Regulation S-K is listed below:


Exhibit 16 Letter of Price Waterhouse LLP agreeing with the statements made by the Company in Item 4 of this report.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             THE PANTRY, INC.


June 24, 1996                /s/ Mark C. King
Date                         Mark C. King
                             Senior Vice President
                             Chief Financial Officer and Secretary




                                       -2-

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                                  EXHIBIT INDEX


                                                                      Sequential
Exhibit                Description                                      Page No.

16 Letter of Price Waterhouse LLP agreeing with the statements made by the Company in Item 4 of this report








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